UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock: Par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2025, Azitra, Inc. (the “Company”) entered into a Modification Agreement (the “Modification Agreement”) with Alumni Capital LP (the “Purchaser”) to amend certain terms of the Purchase Agreement, dated April 24, 2025, between the Company and Purchaser (the “Purchase Agreement”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $20 million (the “Investment Amount”) of shares (the “ELOC Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in a series of purchases each up to $750,000 (or up to $4 million upon mutual written agreement between the Company and the Purchaser).

Pursuant to the Modification Agreement, the Company may at its election, cause the Purchaser to make a series of purchases of ELOC Shares either at (i) the lowest daily volume weighted average price of the Common Stock during the period commencing on the date that the Company delivers written notice (the “Purchase Notice”) and ending on the earlier of (a) five (5) business days immediately following the date of a Purchase Notice, and (b) the date on which the Purchaser notifies the Company that it is prepared to proceed with the closing of the purchase, multiplied by 90% (“Purchase Notice Option 1”) or (ii) the lowest traded price of Common Stock during the period commencing on the date the Company delivers a Purchase Notice and ending on the earlier of (x) the same business day a Purchase Notice is delivered, and (y) the date on which the Purchaser notifies the Company that it is prepared to proceed with the closing of the purchase, multiplied by 97% (“Purchase Notice Option 2”). Each Purchase Notice delivered by the Company must specify whether Purchase Notice Option 1 or Purchase Notice Option 2 is selected and the number of ELOC Shares to be purchased. All other terms and conditions of the Purchase Agreement remain in full force and effect.

The foregoing descriptions of the Purchase Agreement and the Modification Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Modification Agreement, copies of which are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2025, and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Modification Agreement, dated August 26, 2025, by and between Azitra, Inc. and Alumni Capital LP.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA, INC.

Dated: August 29, 2025	By:	/s/ Francisco Salva
	Name:	Francisco Salva
	Title:	Chief Financial Officer

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